                                                                    EXHIBIT 5.1

                        SICHENZIA ROSS FRIEDMAN FERENCE LLP
                                 Attorneys At Law
                      1065 Avenue of the Americas, 21st Flr.
                                New York, NY 10018
                                -------------------
                             Telephone: (212) 930-9700
                             Facsimile: (212) 930-9725

                                                June 6, 2003

VIA ELECTRONIC TRANSMISSION

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

      Re:   Teton Petroleum Company
            Form SB-2 Registration Statement (File No. 333-
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Ladies and Gentlemen:

     We refer to the  above-captioned  registration  statement on Form SB-2 (the
"Registration  Statement")  under the  Securities  Act of 1933,  as amended (the
"Act"),   filed  by  Teton  Petroleum  Company,  a  Delaware   corporation  (the
"Company"), with the Securities and Exchange Commission.

     We have  examined the  originals,  photocopies,  certified  copies or other evidence of such records of the Company, certificates of officers of the Company and  public  officials,  and other  documents  as we have  deemed  relevant  and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the  genuineness  of all  signatures,  the  authenticity  of all
documents   submitted  to  us  as  certified   copies  or  photocopies  and  the
authenticity of the originals of such latter documents.

     Based on our  examination  mentioned  above, we are of the opinion that the securities being sold pursuant to the Registration Statement are duly authorized and will be, when issued in the manner described in the Registration  Statement, legally and validly issued, fully paid and non-assessable.

     We hereby  consent  to the filing of this  opinion  as  Exhibit  5.1 to the
Registration Statement and to the reference to our firm under "Legal Matters" in the related Prospectus.  In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the  Act,  or the  rules  and  regulations  of the  Securities  and  Exchange
Commission.

                                    Very truly yours,

                                    /s/ Sichenzia Ross Friedman Ference LLP
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                                    Sichenzia Ross Friedman Ference LLP